Exhibit 10.1

                           CIRCUIT CITY STORES, INC.
                  2008 ANNUAL PERFORMANCE-BASED INCENTIVE PLAN

1.  Purpose.   The  purpose  of  the  Circuit  City  Stores,  Inc.  2008  Annual
Performance-Based Incentive Plan (the "Plan") is to provide an annual performance based incentive for executive officers who are in a position to contribute materially to the success of the Company and its Subsidiaries.

2. Definitions.

     (a) "Award" means an award made pursuant to the Plan.

     (b) "Award Document" means the document that sets forth the terms and conditions applicable to an Award.

     (c) "Board" means the Board of Directors of the Company. (d) "Change of Control" means, and shall be deemed to have occurred, upon the first to occur of any of the following events:

         (i) The acquisition by any individual, entity, or group (a "Person"), including a "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), but excluding an Affiliate (as defined below) of the Company, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of thirty-five percent (35%) or more of either: (1) the then outstanding shares of common stock of Circuit City Stores, Inc. (the "Outstanding Common Stock"); or (2) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); excluding, however, the following: (A) any acquisition directly from the Company (excluding an acquisition resulting from the exercise of an option, conversion right, or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company); (B) any acquisition by the Company; (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2), and (3) of paragraph (iii) of this Subsection 2(d);

         (ii)  Individuals  who,  as of the  Effective  Date of the  Plan  under
         Section 12, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the Effective Date, whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

         (iii) The consummation of a reorganization, merger or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"); excluding, however, a Corporate Transaction pursuant to which: (1) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation, which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be; (2) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, twenty-five percent (25%) or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, twenty-five percent (25%) or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors; and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

         (iv) The consummation of a plan of complete liquidation, dissolution, or related sale of substantially all the assets of the Company.

     For purposes of this Section 2(d), "Affiliate" means with reference to a specified Person, any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person. For purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used in respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, whether through ownership of voting securities or by contract or otherwise.

     (e) "Code" means the Internal Revenue Code of 1986, as amended.

     (f) "Code Section 162(m) Award" means an Award intended to satisfy the requirements of Code Section 162(m).

     (g) "Committee" means the committee appointed by the Board as described under Section 5.

     (h) "Company" means Circuit City Stores, Inc., a Virginia corporation.

     (i) "Covered  Employee" means a covered employee within the meaning of Code
     Section 162(m)(3).

     (j) "Executive Employee" means all executive officers (as defined in Rule 3b-7 under the Exchange Act) of the Company (or any Parent or Subsidiary of the Company, whether now existing or hereafter created or acquired).

     (k) "Parent" means, with respect to any corporation, a parent of that corporation within the meaning of Code Section 424(e).

     (l) "Participant" means an Executive Employee selected from time to time by the Committee to participate in the Plan.

     (m) "Payout Percentage" means the percentage(s), as set forth in an award schedule, that will, when multiplied by a Participant's Target Incentive, determine the amount of a Participant's Award.

     (n) "Performance Criteria" means the criterion or criteria selected by the Committee to measure performance for a Plan Year from among one or more of the following:

        o     Pre-tax earnings;
        o     Earnings per share;
        o     Return on invested capital (ROIC);
        o     Free cash flow;
        o     Value added (ROIC less cost of capital multiplied by capital);
        o     Total shareholder return;
        o Economic value added (net operating profit after tax less cost of capital);
        o     Operating ratio;
        o     Cost reduction (or limits on cost increases);
        o     Debt to capitalization;
        o     Debt to equity;
        o     Earnings;
        o     Earnings before taxes (EBT);
        o     Earnings before interest and taxes (EBIT);
        o     Earnings before  interest,  taxes,  depreciation  and amortization
              (EBITDA);
        o     EBT as a percent of revenue;
        o     EBIT as a percent of revenue;
        o     EBITDA as a percent of revenue;
        o     Earnings per share before extraordinary items;
        o     Income from operations;
        o     Income from operations compared to capital spending;
        o     Net income;
        o     Net sales;
        o     Comparable store sales changes;
        o     Price per share of Company Stock;
        o     Return on assets;
        o     Return on capital employed;
        o     Return on equity;
        o     Return on investment;
        o     Return on sales;
        o     Sales volume;
        o     Operating profit margin;
        o     Customer service; and
        o     Employee engagement.

     Measurement of Performance Criteria against goals may be adjusted by the Committee to take into account the impact of charges for restructurings, discontinued operations, extraordinary items, material unbudgeted events, and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by Generally Accepted Accounting Principles and as identified in the financial statements or Management's
     Discussion  and  Analysis  in  the  Annual  Report,   to  the  extent  such
     adjustments do not conflict with the preestablished performance goal requirements of Code Section 162(m) and regulations thereunder. Performance Criteria may be established on a Company-wide basis, with respect to one or more business units, divisions or subsidiaries; and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies.

     (o) "Performance Goal" means one or more levels of performance with respect to each Performance Criteria, as established by the Committee, that will result in the Payout Percentage that is established by the Committee for each such level of performance.

     (p) "Plan Year" means the fiscal year of the Company.

     (q) "Retirement" means, with respect to a Participant, the earliest date on which the Participant is eligible to retire under any qualified Code
     Section 401(a) plan of the Company, or, if there is no such plan, age 65.

     (r) "Subsidiary" means, with respect to any corporation, a subsidiary of that corporation within the meaning of Code Section 424(f).

     (s) "Target Incentive" means the incentive payable to a Participant if there is a 100-percent Payout Percentage for each Performance Criteria.

3. Eligibility. All present and future Executive Employees shall be eligible to receive Awards under the Plan. The Committee shall have the power and complete discretion to select eligible Executive Employees to receive Awards and to determine for each Participant the terms and conditions and the amount of each Award.

4. Awards.

     (a) Each Award shall be evidenced by an Award Document setting forth the Performance Goals for each Performance Criteria, the Target Incentive, the maximum incentive payable and such other terms and conditions applicable to the Award, as determined by the Committee, not inconsistent with the terms of the Plan. Anything else in this Plan to the contrary notwithstanding, the aggregate maximum amount payable under the Plan to any Participant in any Plan Year shall be the lesser of 200 percent of the Participant's annualized base salary for such Plan Year or $3,000,000. In the event of any conflict between an Award Document and the Plan, the terms of the Plan shall govern.

     (b) The Committee shall establish the Performance Goals for the Company and/or its Subsidiaries each Plan Year within the timeframe required by Code Section 162(m). The Committee shall also determine the extent to which each Performance Criteria shall be weighted in determining Awards. The Committee may vary the Performance Criteria, Performance Goals and weightings from Participant to Participant, Award to Award and Plan Year to Plan Year. The Committee may increase, but not decrease, any Performance Goal during a Plan Year.

     (c) The Committee shall establish for each Award the percentage of the Target Incentive for such Participant payable at specified levels of performance, based on the Performance Goal for each Performance Criteria and the weighting established for such criteria. The Award payable to any Participant may range from zero (0) to two hundred percent of the Participant's Target Incentive, depending upon whether, or the extent to which, the Performance Goals have been achieved. All such determinations regarding the achievement of any Performance Goals will be made by the Committee; provided, however, that the Committee may not increase during a Plan Year the amount of the Award that would otherwise be payable upon achievement of the Performance Goal or Goals.

     (d) The actual Award for a Participant will be calculated by multiplying the Participant's Target Incentive by the Payout Percentage in accordance with the Award. All calculations of actual Awards shall be approved by the Committee. The Committee has discretion to reduce some or all of the amount of any Award otherwise payable to a Participant upon achievement of the Performance Goal or Goals; provided, however, that in the case of a Code
     Section 162(m) Award, the exercise of such negative discretion with respect to a Participant may not have the effect of increasing the amount of a Code
     Section 162(m) Award otherwise payable to another Participant. In making any such determination to reduce an award, the Committee is authorized to take into account any factor or factors it deems appropriate, including, but not limited to, Company, business unit and individual performance.

     (e) Awards will be paid, in a lump sum cash payment, as soon as practicable after the close of the Plan Year for which they are earned; provided, however, that no Code Section 162(m) Awards shall be paid except to the extent that the Committee has certified in writing that the Performance Goals have been met. Notwithstanding the foregoing provisions of this
     Section 4(e), the Committee shall have the right to allow Participants to elect to defer the payment of Awards subject to such terms and conditions as the Committee may determine and subject to the applicable provisions of the Code including Code Sections 401(k) and 409A and regulations thereunder.

     (f) Whenever payments under the Plan are to be made, the Company and/or the Subsidiary will withhold therefrom an amount sufficient to satisfy any applicable governmental withholding tax requirements related thereto.

     (g) Nothing contained in the Plan will be deemed in any way to limit or restrict the Company, its Subsidiaries, or the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

5. Administration. The Plan shall be administered by a Committee, which shall be appointed by the Board, consisting of not less than two members of the Board. Subject to paragraph (d) below, the Committee shall be the Compensation and Personnel Committee unless the Board shall appoint another Committee to administer the Plan. The Committee shall have general authority to impose any limitation or condition upon an Award the Committee deems appropriate to achieve the objectives of the Award and the Plan and, in addition, and without limitation and in addition to powers set forth elsewhere in the Plan, shall have the following specific authority:

     (a) The Committee shall have the power and complete discretion to determine
     (i) which Executive Employees shall receive an Award and the nature of the Award, (ii) the amount of each Award, (iii) the time or times when an Award shall be granted, (iv) whether a disability exists, (v) the terms and conditions applicable to Awards, and (vi) any additional requirements relating to Awards that the Committee deems appropriate.

     (b) The Committee may adopt rules and regulations for carrying out the Plan. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

     (c) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

     (d) All members of the Committee must be "outside directors" as described in Code Section 162(m).

     (e) The Board from time to time may appoint members previously appointed and may fill vacancies, however caused, in the Committee.

     (f) With respect to any Code Section 162(m) Awards, it is the intent of the Company that this Plan and any Code Section 162(m) Awards hereunder satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Code Section 162(m). If any provision of this Plan or if any Code Section 162(m) Award would otherwise conflict with the intent expressed in this Section 4(f), that provision to the extent possible shall be interpreted to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to Covered Employees. Nothing herein shall be interpreted to preclude a Participant who is or may be a Covered Employee from receiving an Award that is not a Code Section 162(m) Award.

     (g) The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated. Without limiting the generality of the foregoing, the Committee will be entitled, among other things, to make non-uniform and selective determinations and to establish non-uniform and selective Performance Criteria, Performance Goals, the weightings thereof, and Target Incentives.

6. Change of Control. In the event of a Change of Control of the Company, in addition to any action required or authorized by the terms of an Award Document, the Committee may, in its sole discretion, take any of the following actions as a result, or in anticipation, of any such event to assure fair and equitable treatment of Participants: (a) accelerate time periods for purposes of vesting in, or receiving any payment with regard to, any outstanding Award, or (b) make adjustments or modifications to outstanding Awards as the Committee deems appropriate to maintain and protect the rights and interests of Participants following such Change of Control. Any such action approved by the Committee shall be conclusive and binding on the Company and all Participants.

7.   Nontransferability   of  Awards.  An  Award  shall  not  be  assignable  or
transferable by the Participant except by will or by the laws of descent and distribution.

8. Termination, Modification, Change. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable; provided that, if and to the extent required by the Code, no change shall be made that changes the Performance Criteria, or materially increases the maximum potential benefits for Participants under the Plan, unless such change is authorized by the shareholders of the Company. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Awards as it deems appropriate to cause Awards to meet the requirements of law including Code Sections 162(m) and 409A, and regulations thereunder. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant's rights under an Award previously granted to him. No Awards shall be granted under the Plan after its termination.

9. Unfunded Plan. The Plan shall be unfunded. No provision of the Plan or any Award Document will require the Company or its Subsidiaries, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor will the Company or its Subsidiaries maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants will have no rights under the Plan other than as unsecured general creditors of the Company and its Subsidiaries, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they will have the same rights as other employees under generally applicable law.

10. Liability of Company. Any liability of the Company or a Subsidiary to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Document . Neither the Company nor a Subsidiary, nor any member of the Board or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken or not taken in good faith under the Plan. Status as an eligible Executive Employee shall not be construed as a commitment that any Award will be made under this Plan to such eligible Executive Employee or to eligible Executive Employees generally. Neither the grant of an Award, nor anything contained in this Plan or in any Award Document (or in any other documents related to this Plan or to any Award or Award Document) shall confer upon any Executive Employee or Participant any right to receive future Award grants, to continue in the employ or other service of the Company or a Subsidiary, or constitute a contract or limit in any way the right of the Company or a Subsidiary to change such person's compensation or other benefits.

11. Interpretation. If any term or provision contained herein will to any extent be invalid or unenforceable, such term or provision will be reformed so that it is valid, and such invalidity or unenforceability will not affect any other provision or part hereof. The Plan, the Award Document and all actions taken hereunder or thereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia without regard to the conflict of law principles thereof.

12. Effective Date of the Plan. The Plan shall be effective as of March 1, 2008 (the "Effective Date") and shall be submitted to the shareholders of Circuit City Stores, Inc. for approval. No Code Section 162(m) Award shall be payable to a Covered Employee until the Plan has been approved by the Company's shareholders. The Plan shall remain in effect for future years unless and until terminated by the Committee in accordance with Section 8; provided, however, that the payment of Code Section 162(m) Awards in future years will be subject to the requirement that the Plan be reapproved by the Company's shareholders no later than the first shareholders meeting occurring in the fifth year following the year in which shareholders previously approved the Plan or such other shareholder approval requirement in effect under Code Section 162(m) or any successor provision thereto.